Exhibit 32.1

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002,
18 U.S.C. Section 1350

I, Joey DiFrancesco, President and Chief Executive Officer of Raven Moon Entertainment, Inc.  (the “Corporation”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, to my knowledge that:

1. the Annual Report on Form 10-KSB/A of the Corporation for the year ended December 31, 2007 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

Raven Moon Entertainment, Inc.

Date: October 1, 2008	By:	/s/ Joey DiFrancesco
Joey DiFrancesco
President, Chief Executive Officer & Chief Financial Officer (Principal Executive Officer, Principal Financial and Accounting Officer)